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                                                                  Exhibit 4.8(b)

Facility Lease Agreement (Morgantown L2) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Morgantown OL2 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Morgantown L3) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Morgantown OL3 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Morgantown L4) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Morgantown OL4 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Morgantown L5) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Morgantown OL5 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Morgantown L6) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Morgantown OL6 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Morgantown L7) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Morgantown OL7 LLC, as Owner Lessor, dated as of December 19, 2000